Barclays Capital 5 The North Colonnade Canary Wharf London E14 4BB Tel +44 (0)20 7623 2323

To:	Countrywide Home Loans, Inc. (the "Counterparty" or “Party B”)
Attn:	RITA BOURNE
Fax No:	(00)1-818-2254001
From:	BARCLAYS BANK PLC (LONDON HEAD OFFICE) ("Barclays" or “Party A”)
Date:	June 23, 2006
Reference:	1254100B

Swap Transaction Confirmation

The purpose of this facsimile (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. In this Confirmation, “Party A” means Barclays and “Party B” means the Counterparty.

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to with this Confirmation relates. This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of May 17, 1996, between each of Party A and Party B and shall form a part of and be subject to that ISDA Master Agreement.

Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Indenture for GSC Capital Corp. Mortgage Trust 2006-2 dated as of June 1, 2006 between GSC Capital Corp. Mortgage Trust 2006-2 as issuer, and The Bank of New York, as indenture trustee (the “Indenture”).

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms
Trade Date:	June 20, 2006
Effective Date:	June 23, 2006
Termination Date:	June 25, 2010, subject to adjustment in accordance with the Following Business Day Convention.
Notional Amount:
With respect to any Calculation Period, the lesser of (i) the amount set forth for such period in Annex A attached hereto and (ii) the aggregate principal balance of the Notes (as such term is defined in the Indenture) immediately prior to the Payment Date (as defined in the Indenture) occurring in the calendar month in which such Calculation Period ends.

Upfront Amount:
Upfront Amount:	Counterparty will pay USD 990,000 to Barclays on June 23, 2006.
Floating Amounts:
Floating Rate Payer:	Barclays
Floating Rate Payer Period End Dates:	The 25th of each month in each year from (and including) July 25, 2006 to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer Payment Dates:	The 25th of each month in each year from (and including) July 25, 2006 to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate for initial Calculation Period	5.30219%
Floating Rate Option:	USD-LIBOR-BBA.
Designated Maturity:	One Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Fixed Amounts:
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Period End Dates:	The 25th of each month in each year from (and including) July 25, 2006 to (and including) the Termination Date, with No Adjustment.
Fixed Rate Payer Payment Dates:	The 25th of each month in each year from (and including) July 25, 2006 to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.450%
Fixed Rate Day Count Fraction:	30/360
Business Days adjustment of all Payment Dates:	New York.
Amendment to Section 2(c) of the Agreement:
Notwithstanding anything to the contrary in Section 2(c) of the Agreement, amounts that are payable with respect to Calculation Periods which end in the same calendar month (prior to any adjustment of period end dates) shall be netted, as provided in Section 2(c) of the Agreement, even if such amounts are not due on the same payment date. For avoidance of doubt any payments pursuant to Section 6(e) of the Agreement shall not be subject to netting.

Procedural Terms:
Account Details:
Payments to Party A:	Correspondent: BARCLAYS BANK PLC NEW YORK FEED: 026002574 Beneficiary: BARCLAYS SWAPS Beneficiary Account: 050-01922-8
Payments to Party B:
Beneficiary Account: BANK OF AMERICA NA-SAN FRANCISCO
FFED: 121000358
Beneficiary: COUNTRYWIDE HOME LOANS, INC.
A/C: 12352 06200;
provided, however that upon any assignment of this Transaction, account details shall be provided in the assignment agreement.

Assignment:	Barclays will not unreasonably withhold or delay its consent to an assignment of this Transaction to any other third party.

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of BARCLAYS BANK PLC	For and on behalf of COUNTRYWIDE HOME LOANS, INC.
______________________________ Name: Title: Date:	________________________________ Name: Title: Date:

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

Annex A

Period Start Date	Period End Date	Notional Amount in USD
23-Jun-06	25-Jul-06	278,107,210.14
25-Jul-06	25-Aug-06	275,553,950.86
25-Aug-06	25-Sep-06	272,653,212.63
25-Sep-06	25-Oct-06	269,410,657.74
25-Oct-06	25-Nov-06	265,832,003.86
25-Nov-06	25-Dec-06	261,953,758.75
25-Dec-06	25-Jan-07	257,778,848.37
25-Jan-07	25-Feb-07	253,263,085.36
25-Feb-07	25-Mar-07	248,436,615.05
25-Mar-07	25-Apr-07	243,324,074.85
25-Apr-07	25-May-07	237,939,539.51
25-May-07	25-Jun-07	232,253,104.11
25-Jun-07	25-Jul-07	226,327,122.04
25-Jul-07	25-Aug-07	220,207,573.40
25-Aug-07	25-Sep-07	213,878,725.79
25-Sep-07	25-Oct-07	207,362,300.76
25-Oct-07	25-Nov-07	201,060,780.07
25-Nov-07	25-Dec-07	194,965,458.86
25-Dec-07	25-Jan-08	189,072,299.48
25-Jan-08	25-Feb-08	183,374,807.85
25-Feb-08	25-Mar-08	177,866,703.25
25-Mar-08	25-Apr-08	172,541,911.38
25-Apr-08	25-May-08	167,394,557.58
25-May-08	25-Jun-08	161,280,810.07
25-Jun-08	25-Jul-08	155,422,388.57
25-Jul-08	25-Aug-08	149,846,667.17
25-Aug-08	25-Sep-08	144,501,934.97
25-Sep-08	25-Oct-08	139,378,215.24
25-Oct-08	25-Nov-08	134,465,998.48
25-Nov-08	25-Dec-08	130,300,254.93
25-Dec-08	25-Jan-09	126,277,545.48
25-Jan-09	25-Feb-09	122,393,184.96
25-Feb-09	25-Mar-09	118,642,645.61
25-Mar-09	25-Apr-09	115,021,551.91
25-Apr-09	25-May-09	111,509,705.60
25-May-09	25-Jun-09	107,398,997.18
25-Jun-09	25-Jul-09	103,461,032.46
25-Jul-09	25-Aug-09	99,705,101.50
25-Aug-09	25-Sep-09	96,101,628.91
25-Sep-09	25-Oct-09	92,644,238.56
25-Oct-09	25-Nov-09	89,334,632.54
25-Nov-09	25-Dec-09	86,485,962.88
25-Dec-09	25-Jan-10	83,734,483.57
25-Jan-10	25-Feb-10	81,077,052.84
25-Feb-10	25-Mar-10	78,510,632.19
25-Mar-10	25-Apr-10	76,032,282.97
25-Apr-10	25-May-10	73,639,163.10
25-May-10	25-Jun-10	71,328,080.78

* (With respect to the Fixed Rate Payer Period End Dates, all such dates are subject to no adjustment and with respect to the Floating Rate Payer Payment Dates, all such dates are subject to adjustment in accordance with the Following Business Day Convention.)

[Rest of Page Left Intentionally Blank]

(Multicurrency—Cross Border)
ISDA®
International Swap and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of June 23, 2006

BARCLAYS BANK PLC	and
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2, pursuant to a Swap Contract Administration Agreement

…………………………………………………...……… …………………………..............………………………………………………
("Party A")	("Party B")

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap and Derivatives Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or  conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the
Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient's answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of  the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party's head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2, pursuant to a Swap Contract Administration Agreement

By:_____________________________________ Name: Justin Wray Title: Director Date: June 23, 2006	By:_____________________________________ Name: Title: Date: June 23, 2006

(Multicurrency-Cross Border)

SCHEDULE
to the
Master Agreement
dated as of June 23, 2006
between
BARCLAYS BANK PLC (“Party A”),
a public limited company registered in England and Wales
and
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2 , pursuant to a Swap Contract Administration
Agreement (‘Party B”)

All terms used herein and not otherwise defined are given their meaning in the Indenture between GSC Capital Corp. Mortgage Trust 2006-2, as issuer and The Bank of New York, as indenture trustee (the “Indenture”) and in the Swap Contract Administration Agreement dated as of June 23, 2006, among the Bank of New York, as Swap Contract Administrator (in such capacity, the “swap contract administrator”) and as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”), and Countrywide Home Loans, Inc. (the “Swap Contract Administration Agreement”).

Part 1: Termination Provisions

In this Agreement:-

(a) “Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

and in relation to Party B for the purpose of:-
Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

(b) “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c) Events of Default.

(i) The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A and will not apply to Party B.

(ii) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(iii) The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A and will not apply to Party B.

(iv) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(v) “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(vi) Clause (2) of the “Bankruptcy” provisions of Section 5(a)(vii) will not apply to Party B with respect to its inability to pay its subordinated debt.

(d) Termination Events.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply.

(g) “Termination Currency” means USD.

(h) Additional Termination Events will apply. Each of the following shall constitute an Additional Termination Event:

(A) Approved Ratings Threshold. Upon the occurrence of a Collateralization Event (as defined below) Party A has not, within 30 days after such ratings downgrade (unless, within 30 days after such downgrade, each such Swap Rating Agency has reconfirmed the rating of the GSC Alternative Loan Trust Notes, Series 2006-2 (the “Notes”) which was in effect immediately prior to such downgrade (determined without regard to any financial guaranty insurance policy, if applicable), unless the ratings of the Notes were changed due to a circumstance other than the downgrading of Party A's (or its Credit Support Provider’s) rating), complied with one of the four solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

In the event that (A) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A1” by Moody's or are rated “A1” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated below “P-1” by Moody's or are rated “P-1” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody’s and the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below "Aa3" by Moody's or are rated “Aa3” by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (C) either (i) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated below “A-1” by S&P or (ii) if Party A (or its Credit Support Provider) does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A+” by S&P or (D) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated below “A” by Fitch or (ii) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated below “F-1” by Fitch, (such event, a "Collateralization Event"), then, Party A, at its own cost and subject to the Rating Agency Condition, shall within 30 days either (i) cause another entity to replace Party A as party to this Agreement that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Trustee (which approval shall not be unreasonably withheld) on terms substantially similar to this Agreement; (ii) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor Party A's obligations under this Agreement, provided that such other person is approved by the Trustee such approval not to be unreasonably withheld; (iii) post collateral in accordance with a Credit Support Annex which satisfies the Rating Agency Condition; or (iv) establish any other arrangement satisfactory to the applicable Swap Rating Agency which will be sufficient to restore the immediately prior ratings of the Notes (determined without regard to any financial guaranty insurance policy, if applicable). If Party A posts collateral in any circumstance described in this paragraph, and if required at the time by S&P or necessary to satisfy the Rating Agency Condition, concurrently with such delivery of Eligible Collateral, Party A shall cause its outside counsel to deliver to Party B an opinion in form and substance acceptable to S&P, as to the enforceability, perfection and priority of Party B’s security interest in such Eligible Collateral in all relevant jurisdictions (i.e., that, notwithstanding Party A’s insolvency, the collateral will be available to meet swap obligations free from any preference claim or moratorium). All collateral posted by Party A shall be returned to Party A immediately upon Party A securing a substitute counterparty that satisfies the Swap Counterparty Ratings Requirement.

“Swap Counterparty Ratings Requirement” shall mean (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated at least “F-1” by Fitch, and (c) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its Credit Support Provider) does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

(B) Ratings Event. Upon the occurrence of a Ratings Event (as defined below) Party A has not, within 10 days after such rating withdrawal or downgrade (unless, within 10 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Notes which was in effect immediately prior to such withdrawal or downgrade (determined without regard to any financial guaranty insurance policy, if applicable), unless the rating of the Notes were changed due to a circumstance other than the withdrawal or downgrading of Party A's (or its Credit Support Provider’s) rating), complied with one of the solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

It shall be a ratings event (“Ratings Event”) if at any time after the date hereof Party A shall fail to satisfy the Swap Counterparty Ratings Threshold. Swap Counterparty Ratings Threshold shall mean that both (A) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB-” by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “A2" by Moody’s (including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of Party A (or its Credit Support Provider) are rated at least “P-1” by Moody’s (including if such rating is on watch for possible downgrade) or (ii) if Party A (or its Credit Support Provider) does not have a short-term rating from Moody’s, the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “A1” by Moody’s (including if such rating is on watch for possible downgrade).

Following a Ratings Event, Party A shall take the following actions at its own expense and subject to the Rating Agency Condition, (A) immediately post collateral in accordance with a Credit Support Annex which satisfies the Rating Agency Condition (until such time as it has secured a substitute counterparty or a guarantor that satisfies the Swap Counterparty Ratings Requirement), and (B) not later than 10 days after the occurrence of such a downgrade or withdrawal by S&P or Moody’s, either (I) assign all of its rights and obligations under the Transactions to a counterparty that satisfies the Swap Counterparty Ratings Requirement or whose guarantor satisfies the Swap Counterparty Ratings Requirement pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Rating Agencies, or (II) provide a guaranty from a guarantor that satisfies the Swap Counterparty Ratings Requirement pursuant to documentation substantially similar to the documentation then in place and subject to prior notification to the Rating Agencies.

The occurrence of the Additional Termination Event described in Part 1(h)(A) and (B) shall have no effect on Party A’s obligation to undertake the steps set forth hereunder in the event Party B does not exercise its right to terminate hereunder. Notwithstanding the foregoing, in the event that S&P has other published criteria with respect to the downgrade of a counterparty in effect at the time of such a downgrade of Party A, Party A shall be entitled to elect to take such other measures specified in such published criteria subject to the satisfaction of the Rating Agency Condition.

(C) Amendment or Supplement to Indenture without Party A’s Prior Written Consent. Party B enters into an amendment and or supplement to the Indenture or other modification to the Indenture that could reasonably be expected to have a material adverse effect on Party A without the prior written consent of Party A (such consent not to be unreasonably withheld or delayed). For the purpose of the foregoing Termination Event, Party B shall be the sole Affected Party.

Part 2: Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction(s) of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations.

Party A Payee Tax Representations. For the purpose of Section 3(f), Party A makes the following representations:

With respect to payments made to Party A which are not effectively connected to the U.S.: It is a non-U.S. branch of a foreign person for U.S. federal income tax purposes.

With respect to payments made to Party A which are effectively connected to the U.S.: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.

Party B Payee Tax Representations. For the purpose of Section 3(f), Party B makes the following representation:

Party B represents that the beneficial owner of the payments made to it under this Agreement is either (i) a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an "Exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

Part 3: Agreement to Deliver Documents

(a) Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate.
Promptly after the earlier of (i) reasonable demand by either party or (ii) within 30 days of the execution.

(b)	Other Documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) representation
Party A and Party B
Any documents required or reasonably requested by the receiving party to evidence authority of the delivering party or its Credit Support Provider, if any, to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party to its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be.
		Upon execution.	Yes
Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this agreement, any relevant Credit Support Document, or any Confirmation, as the case may be.
		Upon execution	Yes
Party A and Party B	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party.	Upon execution	No
Party B	Executed copy of the Swap Contract Administration Agreement	Upon execution	Yes
Party B	Executed copy of the Indenture	Upon execution	Yes

Part 4: Miscellaneous

(a) Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1) Address for notices or communications to Party A:-

Address:   5 The North Colonnade
Canary Wharf
E14 4BB
Facsimile: 44(20) 777 36461
Phone: 44(20) 777 36810

Party B:

Address for notices or communications to Party B:-

Address: The Bank of New York
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Administration MBS Administration, GSC 2006-2
Telephone No.: (212) 815-3236
Facsimile No.: (212) 815-3986

(b) Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Barclays Bank PLC, New York Branch.

Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through its London and New York offices.
Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A; provided however, if an Event of Default occurs with respect to Party A, then the Calculation Agent shall be Party B or Party B shall be entitled to appoint a financial institution which would qualify, as a Reference Market-maker to act as Calculation Agent.

(f) Credit Support Document. Credit Support Document means

With respect to Party A: Following a Collateralization Event or Ratings Event any Credit Support Annex or guaranty, if applicable.

With respect to Party B: The Indenture.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A: Following a Collateralization Event or Ratings Event any guarantor, if applicable.

Credit Support Provider means in relation to Party B: Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

(j) “Affiliate” will have the meaning specified in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(k) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-“: and (ii) deleting the final paragraph thereof.

(l)  Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m)  Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition

Part 5: Other Provisions

(a) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1) Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2) Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(b) Additional Representations and Warranties of Party B. Party B represents to Party A in accordance with Section 3 of the Agreement (which representations will be deemed to be repeated by Party B at all times until the termination of this Agreement) that all representations and warranties in the Swap Contract Administration Agreement are incorporated hereby as if made under this Agreement and all references to the Swap Contract Administration Agreement are references to this Agreement.

(c) Third-Party Beneficiary. Party B agrees with Party A that Party A shall be an express third-party beneficiary of the Indenture and the Swap Contract Administration Agreement.

(d) No Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation). Accordingly, the provisions for Set-Off in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(e) Transfer. Section 7 is hereby amended by adding at the end thereof the sentence: “In addition, any transfer of this Agreement shall be subject to the Rating Agency Condition.” Party A and Party B hereby agree that they will provide written notice to each Rating Agency of any transfer under Section 6(b)(ii).

(f) Amendments. Section 9(b) is hereby amended by adding at the end thereof the sentence: “In addition, any amendment or modification of this Agreement shall be subject to the Rating Agency Condition.”

(g) Amendments to Operative Documents. Party B agrees that it will obtain Party A’s written consent (which consent shall not be unreasonably withheld) prior to amending or supplementing the Indenture (or any other transaction document), if such amendment and/or supplement would: (a) materially adversely affect any of Party A’s rights or obligations hereunder; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B’s obligations hereunder.

(h) No Bankruptcy Petition. Party A agrees that it will not, until a period of one year and one day or, if longer the applicable preference period, after the payment in full of all of the Notes, acquiesce, petition, invoke or otherwise cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided, that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, the Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable law. This Part 5(h) shall survive the termination of this Agreement.

(j) Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) will not apply to Party B and Party B shall not be required to pay any additional amounts referred to therein.

(k) Additional Definitions. Section 14 is hereby amended by adding the following definitions in their appropriate alphabetical order:

“Fitch” means Fitch Ratings Ltd.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Rating Agency then providing a rating of any Notes and has received from each Rating Agency a written confirmation that the proposed action or inaction would not cause such Rating Agency to downgrade or withdraw its then-current rating of any Notes (determined without regard to any financial guaranty insurance policy, if applicable).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Swap Rating Agency” means Moody’s, S&P and Fitch.

“USD” means United States Dollars.

(l) Limited Liability. Party A and Party B agree to the following: (a) The Bank of New York (“BNY”) is entering into this Agreement not in its individual or corporate capacity, but solely in its capacity as Swap Contract Administrator under the Swap Contract Administration Agreement; (b) in no case shall BNY (or any person acting as successor Swap Contract Administrator under the Swap Contract Administration Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Party B under the terms of this Agreement, all such liability, if any, being expressly waived by Party A and any person claiming by, through or under Party A; and (c) recourse against Party B shall be limited to the assets available under the Swap Contract Administration Agreement or the Indenture. This Part 5(l) shall survive the termination of this Agreement.

(m) Regulation AB Compliance. Party A and Party B agree that the terms of the Item 1115 Agreement dated as of February 16, 2006 (the “Regulation AB Agreement”), between Countrywide Home Loans, Inc., CWABS, INC., CWMBS, Inc., CWALT, Inc., CWHEQ, Inc. and Barclays Bank PLC shall be incorporated by reference into this Agreement so that Party B shall be an express third party beneficiary of the Regulation AB Agreement. A copy of the Regulation AB Agreement is attached hereto as Exhibit A.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

BARCLAYS BANK PLC
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2 , pursuant to a Swap Contract Administration Agreement

("Party A")	("Party B")
By: ______________________________________________________ Name: Justin Wray Title: Director Date: June 23, 2006	By: _________________________________________________________ Name: Title: Date: June 23, 2006

EXHIBIT A

Item 1115 Agreement

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

Elections and Variables
to the ISDA Credit Support Annex
dated as of June 23, 2006
between

BARCLAYS BANK PLC	and
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2, pursuant to a Swap Contract Administration Agreement

("Party A")		("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule, the Confirmation (Reference Number [_______]B (the “Confirmation”) and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13.

(a)	Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
"Delivery Amount" has the meaning specified in Paragraph 3(a) , except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on the next Local Business Day following a Valuation Date”; and.

(B)	"Return Amount" has the meaning specified in Paragraph 3(b).

(C)	"Credit Support Amount". shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

“Credit Support Amount” means, (a) for any Valuation Date on which a Ratings Event (as defined in the Agreement) has occurred and is continuing, the Secured Party’s Modified Exposure for that Valuation Date.

(ii)	Eligible Credit Support. On any date, the following items will qualify as "Eligible Credit Support" for each party:

Valuation Percentage

(A) cash in U.S Dollars	100%

(B) negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)	98.6%

(C)  negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)
To Be Determined

(D)  negotiable debt obligations issued after l8 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)
To Be Determined

(E)  negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entities rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 1 year but less than 3 years.
To Be Determined

(F)  negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aa 1 and S&P AA+ or above) with a residual maturity on such date equal to or greater than 3 years but less than 5 years.
To Be Determined

(G)  negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 5 years but less than 7 years.
To Be Determined

(H)  negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 7 years but less than 10 years.
To Be Determined

For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency. Notwithstanding the foregoing, the Eligible Collateral referenced above may only be posted if S&P has assigned a rating to such Eligible Collateral.

Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

In addition, upon a Ratings Event, Party A shall agree the Valuation Percentage in relation to (C) through (H) above with the relevant rating agency, which shall be S&P, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates); provided, however, that if Party A is required to post collateral in accordance with the terms of this Agreement it shall post only (A) and (B) above until such time as the Valuation Percentages are agreed.

(iii)
Other Eligible Support. Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency, which shall be S&P, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates)), shall have been obtained. For the avoidance of doubt there are no items which qualify as Other Eligible Support as of the date of this Annex.

(iv)	Thresholds.

(A)	"Independent Amount" means zero.

(B)	"Threshold" means for Party A:

1.	infinity, unless (i) a Ratings Event occurs and is continuing and (ii) Party A has not otherwise complied with Part 1(h) of this Agreement, then its Threshold shall be zero, or

2.	in the event that Party A has otherwise complied with Part 1(h)of this Agreement, its Threshold shall continue to be infinity.

"Threshold" means, for Party B: infinity

(C)	"Minimum Transfer Amount" means USD 100,000, provided, however, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

(D)	Rounding: The Delivery Amount and the Return Amount will not be rounded.

(c)	Valuation and Timing.

(i)	"Valuation Agent" means Party A. The valuation agent's calculations shall be made in accordance with market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)	"Valuation Date" means each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.

(iii)
"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	"Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)	Substitution.

(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. Not applicable.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Credit Support will be calculated as follows:

For Eligible Credit Support comprised of cash, the amount of such cash.

For Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(ii)
Alternative. The provisions of Paragraph 5 will apply; provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Indenture Trustee for the Notes (as defined in the Indenture) for Party B.

Initially, the Custodian for Party B is: to be advised in writing by Party B to Party A.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A. The Secured Party is authorized to liquidate any Posted Credit Support pursuant to written instructions from Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The "Interest Rate" will be the rate earned on Cash Posted Credit Support pursuant to clause (g)(ii) above.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on each Distribution Date.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	"Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(ii)	"Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i)	shall be given to or made at the following addresses:

If to Party A:

5 The North Colonnade
Canary Wharf
London E14 4BB, England
Attention: Swaps Documentation
Facsimile No.: 0207-773-6857/6858
Telephone No.: 0207-773-6915/6904

with a copy to:

General Counsel's Office
200 Park Avenue
New York, N.Y. 10166

Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

If to Party B:

To be specified in writing by Party B.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)
shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)	Address for Transfers.

Party B:

To be specified in writing by Party B.

(m)	Other Provisions.

(i)	Additional Definitions. As used in this Annex:

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Trustee, and (ii) in relation to a Transfer of Eligible Credit Support, a day on which the clearance system agreed between the parties for the delivery of Eligible Credit Support is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Credit Support for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree).

(ii)
Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(iii)
Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) Party A shall have no obligations under this Annex other than during a Collateral Requirement Period.

(iv)
Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(v)
Exposure. The Parties agree that in the event of a Ratings Event relating to an action taken by S&P, the Valuation Agent shall internally verify its calculation of the Secured Party’s Exposure by reporting its calculation thereof to S&P on a weekly basis. In addition, in the case where the long term unubordinated and unsecured debt of Party A ceases tobe rated at least BBB+ by S&P, the Valuation Agent shall externally verify its calculation of the Secured Party’s Exposure by seeking two quotations from Reference Market-makers at the end of each month (such quotations being for amounts payable as described in the definition of "Market Quotations" in the Agreement where the date on which such quotations are sought is the Early Termination Date and the Transaction entered into pursuant to the Agreement is the only Termination Transaction). In the case where external verification of the Exposure calculation is required, the Valuation Agent must (i) obtain at least two such quotations (ii) may not obtain the quotations referred to above from the same Reference Market-maker in excess of four times during any 12 month period. Furthermore, the Exposure valuations should reflect the higher of two bids from Reference Market-makers that would be eligible and willing to provide the market quotation in the absence of the current provider and (iii) must submit to S&P the two bids provided by external parties. The collateral requirement should be based on the greater of the internal and external verifications. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been posted to the Secured Party, the Pledgor shall post the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days.

(vi)
Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

(vii)  Additional Definitions. As used in this Annex:

 “Ratings Event” means a “Ratings Event ” (as defined in the Agreement).

“Modified Exposure” means, for any Valuation Date, an amount equal to the greater of (a) the sum of Secured Party's Exposure for that Valuation Date plus (the Notional Volatility Buffer and (b) zero.

“Notional Volatility Buffer” as determined by the Valuation Agent for any date, means the outstanding Notional Amount of the Transaction on such date multiplied by the relevant percentage for such date as set out in the table below on such date.

Party A S&P Rating on such date	Less than or equal to 5 years to Termination Date of the Transaction	Less than or equal to 10 years but greater than 5 years to Termination Date of the Transaction
S-T Rating of A-2	3.25%	4.00%
S-T Rating of A-3	4.00%	5.00%
L-T Rating of BB+ or lower	4.50%	5.75%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

BARCLAYS BANK PLC
THE BANK OF NEW YORK, not in its individual or corporate capacity but solely as Swap Contract Administrator for GSC Capital Corp. Mortgage Trust 2006-2, pursuant to a Swap Contract Administration Agreement

By: ________________________________________________ Name Title: Director Date: June 23, 2006	By: _____________________________________________________ Name: Title: Date: June 23, 2006

Barclays Capital 5 The North Colonnade Canary Wharf London E14 4BB Tel +44 (0)20 7623 2323
To:	COUNTRYWIDE HOME LOANS, INC. (the "Counterparty")

Attn:	RITA BOURNE

Fax No:	(00)1-818-2254001

From:	BARCLAYS BANK PLC (LONDON HEAD OFFICE) ("Barclays")

Date:	June 23, 2006

Reference:	[TBD]

SWAPTION TRANSACTION:

The purpose of this facsimile (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. In this Confirmation, “Party A” means Barclays and “Party B” means the Counterparty.

This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to with this Confirmation relates. This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of May 17, 1996, between each of Party A and Party B (the "Agreement") and shall form a part of and be subject to that ISDA Master Agreement.

Capitalized terms used in this Confirmation and not defined in the Agreement, this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Indenture for GSC Capital Corp. Mortgage Trust 2006-2 dated as of June 1, 2006 between GSC Capital Corp. Mortgage Trust 2006-2, as issuer, and The Bank of New York, as indenture trustee (the “Indenture”).

The Swap Transaction to which this Confirmation relates is a Swaption, the terms of which are as follows:

1. SWAPTION TERMS:
Trade Date:	June 23, 2006
Option Style:	European
Seller:	Counterparty
Buyer:	Barclays
Premium:
Not applicable. Reference is made to the interest rate swap Transaction between Barclays and Counterparty with a Trade Date of June 20, 2006 and internal reference [TBD] which was novated by Counterparty to the Swap Contract Administrator with effect from June 23, 2006, , pursuant to a novation agreement dated as of June 23, 2006, among Counterparty, the Swap Contract Administrator, and Barclays, attached hereto as Exhibit I (the “Linked Transaction”). The Linked Transaction is evidenced by a confirmation (the “Old Confirmation”) attached to the Novation Agreement at Exhibit I thereto and by the Novation Agreement. In consideration of such novation, Barclays and the Counterparty have agreed, among other things, to enter into this Swaption Transaction. Accordingly, no Premium shall be payable by Buyer in respect of this Transaction.

Calculation Agent:	Barclays
2. PROCEDURE FOR EXERCISE:
Expiration Date:
Notwithstanding any provision of the 2000 Definitions, the day (if any), on or prior to June 25, 2010 (subject to adjustment in accordance with the Following Business Day Convention), on which an optional redemption of the Notes (as defined in the Indenture) under Section 8.07 of the Indenture (the “Optional Redemption”) occurs.

Earliest Exercise Time:	9:00 a.m. (local time in New York City)
Expiration Time:	11:00 a.m. (local time in New York City)
Automatic Exercise:
Applicable, save that for such purpose Section 12.7 of the 2000 Definitions shall be amended by the deletion of (i) the words "if at such time Buyer is in-the-money, unless"; and (ii) sub-paragraphs (a) and (b) thereof

Settlement Term:
Settlement:	Physical

The particular terms of the Underlying Swap Transaction to which the Swaption relates are as follow:
	Trade Date:	June 20, 2006

	Effective Date:	The Exercise Date. For the purposes hereof, the first Calculation Period shall commence on the date of the Optional Redemption.

	Termination Date:	June 25, 2010, subject to adjustment in accordance with the Following Business Day Convention.

Notional Amount:
With respect to each Calculation Period, the amount set forth for such period in Annex A attached hereto multiplied by a factor. The factor will be set at the time of the Optional Redemption to be the quotient of (i) the Notional Amount (as defined in the Old Confirmation) immediately prior to the Optional Redemption (which, for avoidance of doubt, was an amount equal to the lesser of (a) the amount set forth in Annex A to the Old Confirmation for the Calculation Period (as defined in the Old Confirmation) which ended immediately prior to the Optional Redemption and (b) the aggregate Note Principal Balance (as defined in the Indenture) immediately prior to the Optional Redemption) divided by (ii) the amount set forth in Annex A to the Old Confirmation for the Calculation Period which ended immediately prior to the Optional Redemption.

Floating Amounts:

	Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:
The 25th day of each month in each year from (and including) the day is 25th of the month first succeeding the Effective Date to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:
The 25th of each month in each year from (and including) the day which is 25th of the month first succeeding the Effective Date to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

	Floating Rate Option:	USD-LIBOR-BBA.

	Designated Maturity:	One Month

	Spread:	None

	Floating Rate Day Count Fraction:	Actual/360

	Reset Dates:	The first day of each Calculation Period.

	Compounding:	Inapplicable

Fixed Amounts:

	Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:
The 25th day of each month in each year from (and including) the day which is 25th of the month first succeeding the Effective Date to (and including) the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

	Fixed Rate Payer Period End Dates:	The 25th day of each month in each year from (and including) the day which is 25th of the month first succeeding the Effective Date to (and including) July 25, 2010, with No Adjustment.

	Fixed Rate:	5.450%

	Fixed Rate Day Count Fraction:	30/360

	Business Days:	New York.

3.	Procedural Terms:

Account Details:

	Payments to Party A:	Correspondent: BARCLAYS BANK PLC NEW YORK FEED: 026002574 Beneficiary: BARCLAYS SWAPS Beneficiary Account: 050-01922-8

	Payments to Party B:	Beneficiary Account: BANK OF AMERICA NA-SAN FRANCISCO FFED: 121000358 Beneficiary: COUNTRYWIDE HOME LOANS, INC. A/C: 12352 06200;

4.                      Counterparty Retention, Assignment and Termination Rights:

Counterparty Retention, Assignment, and Termination Rights:

Barclays hereby agrees that Counterparty may do one of the following with the Transaction:

(i) retain such Transaction;

(ii) assign all of its rights and delegate all of its liabilities and obligations under the Transaction to a third party, such assignment and delegation to be effective upon the receipt of written consent thereto from Barclays; or

(iii) terminate the Transaction by giving three Business Days’ prior written notice to Barclays (the “Optional Termination Date”). On such Optional Termination Date, if any, a termination payment (if any) shall be payable by Counterparty or Barclays, as applicable, as determined by the Calculation Agent by the application of Section 6(e)(ii) of the Agreement, with Market Quotation and Second Method being the applicable method for determining the termination payment, as if an Additional Termination Event had occurred on the Optional Termination Date with Counterparty as the sole Affected Party. The exercise of the right to terminate under this provision shall not be an Event of Default under any of the other Transactions entered into pursuant to the Agreement.

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of BARCLAYS BANK PLC	For and on behalf of COUNTRYWIDE HOME LOANS, INC.
_______________________________________________ Name: Title: Date:	_______________________________________________ Name: Title: Date:

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

Annex A

Period Start Date	Period End Date	Notional Amount
23-Jun-06	25-Jul-06	278,107,210.14
25-Jul-06	25-Aug-06	275,553,950.86
25-Aug-06	25-Sep-06	272,653,212.63
25-Sep-06	25-Oct-06	269,410,657.74
25-Oct-06	25-Nov-06	265,832,003.86
25-Nov-06	25-Dec-06	261,953,758.75
25-Dec-06	25-Jan-07	257,778,848.37
25-Jan-07	25-Feb-07	253,263,085.36
25-Feb-07	25-Mar-07	248,436,615.05
25-Mar-07	25-Apr-07	243,324,074.85
25-Apr-07	25-May-07	237,939,539.51
25-May-07	25-Jun-07	232,253,104.11
25-Jun-07	25-Jul-07	226,327,122.04
25-Jul-07	25-Aug-07	220,207,573.40
25-Aug-07	25-Sep-07	213,878,725.79
25-Sep-07	25-Oct-07	207,362,300.76
25-Oct-07	25-Nov-07	201,060,780.07
25-Nov-07	25-Dec-07	194,965,458.86
25-Dec-07	25-Jan-08	189,072,299.48
25-Jan-08	25-Feb-08	183,374,807.85
25-Feb-08	25-Mar-08	177,866,703.25
25-Mar-08	25-Apr-08	172,541,911.38
25-Apr-08	25-May-08	167,394,557.58
25-May-08	25-Jun-08	161,280,810.07
25-Jun-08	25-Jul-08	155,422,388.57
25-Jul-08	25-Aug-08	149,846,667.17
25-Aug-08	25-Sep-08	144,501,934.97
25-Sep-08	25-Oct-08	139,378,215.24
25-Oct-08	25-Nov-08	134,465,998.48
25-Nov-08	25-Dec-08	130,300,254.93
25-Dec-08	25-Jan-09	126,277,545.48
25-Jan-09	25-Feb-09	122,393,184.96
25-Feb-09	25-Mar-09	118,642,645.61
25-Mar-09	25-Apr-09	115,021,551.91
25-Apr-09	25-May-09	111,509,705.60
25-May-09	25-Jun-09	107,398,997.18
25-Jun-09	25-Jul-09	103,461,032.46
25-Jul-09	25-Aug-09	99,705,101.50
25-Aug-09	25-Sep-09	96,101,628.91
25-Sep-09	25-Oct-09	92,644,238.56
25-Oct-09	25-Nov-09	89,334,632.54
25-Nov-09	25-Dec-09	86,485,962.88
25-Dec-09	25-Jan-10	83,734,483.57
25-Jan-10	25-Feb-10	81,077,052.84
25-Feb-10	25-Mar-10	78,510,632.19
25-Mar-10	25-Apr-10	76,032,282.97
25-Apr-10	25-May-10	73,639,163.10
25-May-10	25-Jun-10	71,328,080.78

(With respect to the Fixed Rate Payer Period End Dates, all such dates are subject to no adjustment and with respect to the Floating Rate Payer Payment Dates, all such dates are subject to adjustment in accordance with the Following Business Day Convention.)